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                                                                    EXHIBIT 10.1

SUNTRUST BANK                                              CHARLES J. KLENK
Mail Code 1042                                             First Vice President
777 Brickell Avenue
Miami, Florida  33131-2803
Tel 305.579.7340
Fax 305.579.7133


March 19, 2002

Ms. Diane M. Barrett
Vice President, Finance and Treasurer
Noven Pharmaceuticals, Inc.
11960 SW 144th Street
Miami, Florida 33186

Re:  Extension of the SunTrust Credit Agreement and Modification to the Note

Dear Diane:

SunTrust is pleased to inform Noven Pharmaceuticals that it has formally renewed the existing $10,000,000 line of credit for one year under the existing terms and conditions. We are most pleased to continue the relationship between our two organizations.

 In order to document this extension, please review the following modification to the Credit Agreement originally dated December 5, 2000 ("The Agreement") and the related Note:

THE AGREEMENT IS HEREBY MODIFIED BY REPLACING THE DEFINITION OF "COMMITMENT TERMINATION DATE" IN ITS ENTIRETY WITH THE FOLLOWING LANGUAGE: "COMMITMENT TERMINATION DATE SHALL MEAN APRIL 30, 2003".

If you agree to this extension and the language referred to above, please sign where indicated below. Diane, on behalf of the entire SunTrust team, please accept our heartfelt thanks for the opportunity to continue working with everyone there at Noven.

Sincerely,

/s/ Charles J. Klenk
-------------------------------
Charles J. Klenk
First Vice President

Accepted and Agreed:

NOVEN PHARMACEUTICALS, INC.                     SUNTRUST BANK
  a Delaware Corporation


By: /s/ DIANE M. BARRETT                        By: /s/ CHARLES J. KLENK
    --------------------------------                ----------------------------
    Diane M. Barrett                                Charles J. Klenk
    Vice President, Finance & Treasurer             First Vice President